Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

 PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Geoffrey Armstrong, the President and Chief Executive Officer and Principal Executive Officer of Owlhead Minerals Corp. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of Owlhead Minerals Corp., for the year ended March 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-KSB/A (Amendment No. 1) fairly presents in all material respects the financial condition and results of operations of Owlhead Minerals Corp.

Date: September 2, 2014

/s/ Geoffrey Armstrong
Geoffrey Armstrong
President and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appear in typed form within the electronic version of this written statement required by Section 906, has been provided Owlhead Minerals Corp. and will be retained by Owlhead Minerals Corp.. and furnished to the Securities and Exchange Commission or its staff upon request.